SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): March 26, 2012

5Barz International Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-53778	26-4343002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

2025 First Avenue, Suite 440

Seattle, Washington 98121

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 305-5290

25910 Acero, Suite 370

Mission Viejo, California 92691

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

ADDENDUM TO AGREEMENTS BETWEEN 5BARz INTERNATIONAL INC. AND CELLYNX GROUP, INC.

On March 26, 2012, the Registrant, 5Barz International Inc., a Nevada corporation, (“5BARz”), entered into an Addendum Agreement with Cellynx Group, Inc. (“Cellynx”) related to a set of agreements dated October 5, 2010 by and between 5BARz International Inc and Cellynx Group, Inc. and assigned to the registrant on December 30, 2010. These Agreements are comprised of an “Asset Purchase Agreement,” an “Amended and Restated Master Global Marketing and Distribution Agreement” and a “Revolving Line of Credit Agreement.”

The addendum agreement attached hereto as Item 9.01, Exhibit “A” provides a summary of those amendments along with the prior and revised agreements. Pursuant to that addendum agreement, the company increased the registrants percentage ownership of the intellectual property comprising the 5BARz technology from a 50% interest to a 60% interest. In addition, the Registrant agreed to the issuance of 9,000,000 common shares in the capital of 5BARz International Inc. at a deemed value of $0.20 per share, aggregating $1,800,000 as payment in full for the intellectual property acquired, and has also therein clarified that the ownership interest does represent that proportionate interest in income earned from the intellectual property.

The terms of the “Revolving Line of Credit Agreement” have been further revised to be convertible into common stock on a basis consistent with other debt agreements recently entered into by Cellynx, and more fully articulated in Item 9.01, Exhibit “A” attached hereto. In addition, the commitment under the Revolving Line of Credit Agreement, which has a balance paid of $596,200, has been amended to $2.2 Million and the maturity date has been extended to October 5, 2013.

In furtherance to the acquisition of the intellectual property under the Asset Purchase Agreement, the Registrant has also assumed all responsibilities for the future protection and prosecution of rights under the patents and patent applications as provided there-under.

The addendum agreement also clarified and made current the summary of intellectual property which is sold under the terms of the Asset Purchase Agreement as provided in the schedule of intellectual property provided therein. Further, the addendum agreement has deleted the right of first refusal for Cellynx to reacquire that intellectual property.

Finally, the addendum agreement has restated the date of initial interest to be paid by Cellynx under the terms of the Revolving Line of Credit Agreement from October 1, 2011 to October 1, 2012.

FORMATION OF SUBSIDIARY COMPANY, 5BARz AG

In October 2011, 5BARz announced the incorporation of a subsidiary company, 5BARz AG, in Zurich, Switzerland. 5BARz AG has entered into a Marketing and Distribution Agreement with 5Barz International Inc. for the sales and distribution of 5BARz products in Germany, Austria and Switzerland, more commonly referred to as the DACH. That agreement was deemed effective when the documentation and ownership of 5BARz AG were delivered to 5BARz International, Inc. The delivery and finalization of these documents were completed on March 26, 2012.

ITEM 2.01 - ACQUISITION OF ASSETS

As provided herein, 5BARz International, Inc. has completed the acquisition of a 60% interest in the intellectual property that comprises the 5BARz technology by the issuance of 9,000,000 common shares of 5BARz International Inc. to Cellynx Group, Inc.

In addition, a stock purchase agreement originally entered into on January 7, 2011 between 5BARz and Daniel Ash and Tareq Risheq, for the acquisition of 63,412,638 shares of Cellynx common stock for proceeds of $170,000 and the issuance of an additional 1,250,000 shares of common stock of 5BARz was completed and deemed effective on March 29, 2012.

On March 29, 2012 the Registrant converted $73,500 under the terms of the convertible promissory note for 350,000,000 common shares of Cellynx Group, Inc. In combination with the shares acquired as stated above, this represents the acquisition of a 60% interest in the share capital of Cellynx Group, Inc. making Cellynx a consolidated subsidiary of 5BARz International Inc.

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

As provided herein, 5Barz International Inc. has issued 9,000,000 shares of common stock to Cellynx Group, Inc. pursuant to the terms of an addendum to the asset purchase agreement, more fully described herein. Such shares are exempt from registration pursuant to Regulation 504 of the Securities Exchange Act of 1934.

Also provided herein, on March 29, 2012, 5BARz issued 1,250,000 shares of its capital stock to certain selling shareholders of Cellynx common stock in exchange for 63,412,638 shares of Cellynx. The issued shares are exempt from registration pursuant to Regulation S of the Securities Act of 1933 and Rule 504 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2012

5BARz International Inc.

	By:	/s/ Daniel Bland
Daniel Bland President and Secretary

ITEM 9.01

EXHIBIT INDEX

Exhibit No.          Description

A ADDENDUM AGREEMENT BY AND BETWEEN 5BARZ INTERNATIONAL INC. AND CELLYNX GROUP, INC. DATED FOR REFERENCE THIS 20TH DAY OF MARCH 2012.